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                                              ANDREWS & KURTH L.L.P.
                                   A REGISTERED LIMITED LIABILITY PARTNERSHIP
OTHER OFFICES:                                     ATTORNEYS
   HOUSTON                              1701 PENNSYLVANIA AVENUE, N.W.                             TELEPHONE: (202) 662-2700
   DALLAS                                         SUITE 200                                       TELECOPIER: (202) 662-2739
 LOS ANGELES                              WASHINGTON, D.C. 20006-5805                                    TELEX: 79-1208
  NEW YORK
THE WOODLANDS
   LONDON
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                                  June 15, 1999


Farmer Mac Mortgage Securities Corporation
919 18th Street, N.W.
Washington, D.C.  20006

     Re: Farmer Mac Mortgage Securities Corporation
         Registration Statement on Form S-3
         ------------------------------------------

Ladies and Gentlemen:

     We are acting as counsel to Farmer Mac Mortgage Securities Corporation, a Delaware corporation (the "Depositor"), in connection with the proposed issuance of Guaranteed Agricultural Mortgage- Backed Securities (the "Securities") to be offered pursuant to a registration statement on Form S-3 (such registration statement, the "Registration Statement") relating to the Securities. The Registration Statement is being filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"), and the rules and regulations promulgated thereunder. As set forth in the Registration Statement, the Securities will be issued from time to time in one or more series pursuant to the conditions of a trust agreement, as supplemented by an issue supplement thereto each time a series of securities is issued (each, an "Issue Supplement").

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of the forms of trust agreement filed as Exhibit 4.1 and
Exhibit 4.2 to the Registration Statement and such other documents, records, certificates of the Depositor and public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In arriving at the opinion expressed below, we have assumed that (i) a trust agreement substantially in the form of Exhibit 4.1 or Exhibit 4.2 to the Registration Statement and an Issue Supplement will be duly authorized by all necessary corporate action on the part of the Depositor, the trustee and any other party thereto for each series and will be duly executed and delivered by the Depositor, the trustee and any other party thereto, (ii) the Securities of each series will be duly executed and delivered substantially in the forms contemplated by the forms of trust agreement filed as Exhibit 4.1 and Exhibit
4.2 to the Registration Statement, and (iii) the Securities will be sold in the manner described in the Registration Statement.

     On the basis of the foregoing and subject to the limitations and qualifications set forth below, we are of the opinion that the description of federal income tax consequences appearing under the caption "Federal Income Tax Consequences" in the prospectus and the prospectus supplement contained in the Registration Statement (the "Prospectus" and the "Prospectus Supplement," respectively) accurately describes the material federal income tax consequences to holders of the Securities under existing law and subject to the qualifications and assumptions stated therein.

Farmer Mac Mortgage Securities Corporation
June 15, 1999
Page 2

     The opinion herein is based upon our interpretations of current law, including court authority and existing final and temporary Internal Revenue Service regulations, which are subject to change both prospectively and retroactively, and upon the facts and assumptions discussed herein. This opinion letter is limited to the matters set forth herein, and no opinions are intended to be implied or may be inferred beyond those expressly stated herein. Our opinion is rendered as of the date hereof and we assume no obligation to update or supplement this opinion or any matter related to this opinion to reflect any change of fact, circumstances or law after the date hereof. In addition, our opinion is based on the assumption that the matter will be properly presented to the applicable court. We must note that our opinion represents merely our best legal judgment on the matters presented and that others may disagree with our conclusion. Our opinion is not binding on the Internal Revenue Service or a court and there can be no assurance that the Internal Revenue Service will not take a contrary position or that a court would agree with our opinion if litigated. In the event any one of the statements, representations or assumptions we have relied upon to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

     We hereby consent to the use and filing of this opinion as Exhibit 8.1 to the Registration Statement and to the reference to our firm under the captions "Federal Income Tax Consequences" in the Prospectus and the Prospectus Supplement and the caption "Legal Matters" in the Prospectus Supplement. In giving such consent, we do not imply or admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission thereunder.

                                                     Sincerely,

                                                     /s/ ANDREWS & KURTH L.L.P.